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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November, 14 2002

Sento Corporation
(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation or organization)	06425 (Commission File Number)	87-0284979 (IRS Employer Identification No.)

808 East Utah Valley Drive American Fork, Utah (Address of Principal Executive Offices)		84003 (Zip Code)

Registrant's Telephone Number, including Area Code:
 (801) 772-1100

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

ITEM 7. EXHIBITS

        The following is filed as an exhibit to this report:

Exhibit Number	SEC Reference Number	Title of Document	Location
Item 99.		Other Exhibits
99.01	16	Press Release dated November 14, 2002	This filing
99.02	16	Press Release dated November 14, 2002	This filing

ITEM 9. REGULATION FD DISCLOSURE

        On November 14, 2002, Sento Corporation issued a press release describing the extension received from the Nasdaq Qualifications Hearing Panel. A copy of the press release is attached as Exhibit 99.01.

        Additionally, on November 14, 2002, and after the annual meeting of shareholders, Sento Corporation issued another press release, stating that the shareholders had approved the proposed one-for-four reverse split at the annual meeting of shareholders. The effective date of the reverse split is November 25, 2002. Also, the shareholders approved the re-election of all currently serving directors and the re-appointment of Ernst & Young, LLP as the Company's independent auditing firm. A copy of the press release is attached as Exhibit 99.02.

        The information included in this report on Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

This report contains forward-looking statements. Statements in this report, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this report are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENTO CORPORATION Registrant
Dated: November 14, 2002	/s/ STANLEY J. CUTLER Stanley J. Cutler Senior Vice President of Finance and Secretary

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ITEM 7. EXHIBITS
ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES